                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 26, 2003

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                               54-1521616
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                              Identification No.)

                                     0-28238
                            (Commission file number)

            21351 Ridgetop Circle, Suite 300, Dulles, Virginia 20166
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 654-6091

              7439 East Ridgecrest Road, Cave Creek , Arizona 85331
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

         The purpose of this report is to amend the Registrant's Current Report on Form 8-K, dated June 26, 2003, regarding the acquisition of RJL Marketing Services Inc. This report supplements the information provided under Items 1 and 2 and amends the information provided under Item 7(a) and 7(b) to include historical financial statements of RJL Marketing Services Inc. and pro forma financial statements of the Registrant.

                           FORWARD LOOKING STATEMENTS
                           --------------------------

         THIS CURRENT REPORT ON FORM 8-K ("REPORT") CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "INTENDS, "PLANS," "SHOULD," "SEEKS," "PRO FORMA," "ANTICIPATES," "ESTIMATES," "CONTINUES," OR OTHER VARIATIONS THEREOF (INCLUDING THEIR USE IN THE NEGATIVE), OR BY DISCUSSIONS OF STRATEGIES, PLANS OR INTENTIONS. SUCH STATEMENTS INCLUDE BUT ARE NOT LIMITED TO STATEMENTS IN ITEM 1, BELOW, UNDER THE CAPTIONS "RISK FACTORS," "OUR BUSINESS" AND ELSEWHERE IN THIS REPORT. A NUMBER OF FACTORS COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS" AND "OUR BUSINESS."

         IN ADDITION, SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY DEPENDENT UPON ASSUMPTIONS AND ESTIMATES THAT MAY PROVE TO BE INCORRECT. ALTHOUGH WE BELIEVE THAT THE ASSUMPTIONS AND ESTIMATES REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE THAT OUR PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. THE INFORMATION CONTAINED IN THIS REPORT, INCLUDING THE SECTION DISCUSSING RISK FACTORS, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

         THE CAUTIONARY STATEMENTS MADE IN THIS REPORT ARE INTENDED TO BE APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS REPORT. WE ASSUME NO OBLIGATIONS TO UPDATE SUCH FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS.

Item 1.           Changes in Control of Registrant
--------------------------------------------------

         On June 26, 2003 ("Effective Date"), pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization, dated effective June 12, 2003 ("Agreement and Plan"), by and among Guardian Technologies International, Inc., a Delaware corporation (the "Company"), RJL Marketing Services Inc., a privately held Delaware corporation ("RJL"), and all of the shareholders of RJL, the Company acquired all of the outstanding capital stock of RJL (the "Reverse Acquisition") in exchange for the issuance of shares of common stock and shares of preferred stock of the Company.

         Although Guardian is the legal acquirer in the acquisition, and remains the registrant with the Securities and Exchange Commission, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby RJL is considered the "acquirer" of Guardian for financial reporting purposes since RJL's shareholders controlled more than 50% of the post acquisition combined entity, the management of the Company was that of RJL after the acquisition, Guardian had no assets or liabilities as of the transaction date, and the continuing operations of the entity are those of RJL. Since Guardian was a non-operating entity on the transaction date, the Company recorded the premium over net assets purchased as a reduction of Additional Paid in Capital. In addition, the Company is required to present in all financial statements and other public information filings, from the date of completion of the acquisition, prior historical financial statements and information of RJL. It also requires a retroactive restatement of RJL's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the acquisition.

         RJL is a distributor of certain knowledge extraction software primarily to the United States Federal, state and municipal governments, United States government contractors and to the United States bio/medical market. RJL is a development stage company and was incorporated in the State of Delaware on October 23, 2002. The purpose of the Reverse Acquisition is to enable RJL to have access to the public securities market to facilitate the raising of equity and debt financing in order to implement its business plan.

         At closing, RJL had commitments to issue an aggregate of 5,920,000 additional shares of common stock and 2,600 additional shares of preferred stock of the Company to certain consultants immediately following the closing of the Reverse Acquisition, of which 2,000,000 shares of common stock and 825 shares of preferred stock have been issued as of August 14, 2003.

Summary of Terms of Reverse Acquisition
---------------------------------------

         On the Effective Date, pursuant to the Agreement and Plan, the two stockholders of RJL, Mr. Robert A. Dishaw and Mr. Michael W. Trudnak, exchanged all of their shares in RJL for an aggregate of 5,511,500 shares of common stock and an aggregate of 4,097 shares of Series A Convertible Preferred Stock, $.20 par value per share ("Series A Preferred Stock"), of the Company. The shares of Series A Preferred Stock have a preferential liquidation value of $20.00 per share and each share will be automatically converted into 1,000 shares of common stock of the Company (subject to certain antidilution adjustments) upon the Company attaining Earnings Before Income Taxes and Depreciation (EBITDA) aggregating $2,500,000 following the Reverse Acquisition in the period commencing on the date of issuance through June 26, 2005, as evidenced by the Company's financial statement contained in its reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The foregoing shares were issued to the RJL stockholders in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. As a condition to the closing, Mr. Moorer, the former President, Chief Financial Officer and a director of the Company, and Messrs Houtz and Stevens, the former directors of the Company entered into lock up agreements with RJL and the Company pursuant to which they agreed not to sell their shares of the Company for a period of six months, except that they may, during such period, sell an aggregate of 50,000 shares a calendar month.

         Concurrently with the closing of the Reverse Acquisition, the Company closed on an equity financing pursuant to which it placed an aggregate of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000. Such financing was required as a condition to closing of the Reverse Acquisition. The shares of common stock were issued by the Company in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. The Company has granted to investors in such offering a five year piggy back registration right (except for underwritten offerings and offerings other than for cash registered on a Form S-8 or S-4).

         Immediately prior to the closing, and effective as of June 23, 2003, the Company assigned all of its pre-closing assets and liabilities to a newly formed subsidiary, Black Mountain Holding, Inc. All of the shares of Black Mountain Holdings, Inc., owned by the Company will be spun off to the Company's stockholders, pro rata, in the nature of a stock dividend distribution. Shareholders of the Company entitled to participate in the spin-off distribution will receive one share of Black Mountain for each share of the Company that they hold as of the record date. The Company established June 23, 2003, as the record date for the spin off. Following that date, the shares of the Company have traded "ex dividend." The Company has been advised by prior management of the Company that Black Mountain intends to file a registration statement with the Commission to register under the Securities Act the distribution of the spin off shares to Company shareholders pro rata and the spin off will not occur until such registration statement is declared effective by the Commission. Pending effectiveness of the registration statement, the shares of Black Mountain will be held in a spin off trust for the benefit of the Company's shareholders. The trustee of the trust is J. Andrew Moorer, the former President and Chief Financial Officer of the Company.

Exclusive Distribution Agreement with Diagnos
---------------------------------------------

         Effective as of, and as a condition to, the closing of the Reverse Acquisition, the Company entered into an Exclusive Distribution Agreement with Diagnos, Inc., a Canadian public company, pursuant to which the Company is appointed as the exclusive distributor of certain knowledge extraction software that has been developed by Diagnos. Under the agreement, the Company is the exclusive distributor of Diagnos' products to the U.S. federal, state and municipal governments, U.S. government contractors, and the U.S. bio/medical market, subject to certain limited carve-outs. Upon execution of the agreement, the Company was required to make a royalty payment to Diagnos in the amount of $150,000 which is to be credited against the first seven licenses that the Company sells. The agreement is a renewable ten year agreement. (See "Our Business - Our Exclusive Distribution Agreement with Diagnos," below.)

Resignation of Company Officers and Directors
---------------------------------------------

         Effective as of the closing of the Reverse Acquisition, all of the previous directors and officers of the Company resigned and were replaced by officers and directors designated by RJL. As a condition to closing, Mr. Moorer entered into a settlement agreement pursuant to which Mr. Moorer's employment agreement, dated February 19, 1999, was terminated and Mr. Moorer agreed to release the Company from any and all claims for future compensation thereunder. Mr. Moorer and the Company entered into mutual releases for claims arising in connection with Mr. Moorer's employment with the Company.

         The new directors designated by RJL are as follows:

                  Robert A. Dishaw
                  Michael W. Trudnak
                  Andrew J. Koralewicz
                  Walter Ludwig

         Subsequent to the closing of the Reverse Acquisition, and effective July 14, 2003, the board of directors of the Company increased the size of the board to five directors and elected Mr. Sean W. Kennedy to fill the vacancy created by such increase in the board.

         The new executive officers that have been designated to replace the Company's existing executive officers and their respective positions are as follows:

         Michael W. Trudnak - Chairman of the Board, Chief Executive Officer, Secretary and Treasurer

         Robert A. Dishaw - President and Chief Operating Officer

         Subsequent to the closing of the Reverse Acquisition, and effective August 18, 2003, the board of directors appointed Mr. William J. Donovan as Chief Financial Officer of the Company.

Biographical Information for New Directors and Executive Officers
-----------------------------------------------------------------

         Listed below is biographical information for each of the directors and executive officers that were appointed at closing of the Reverse Acquisition to replace prior management and subsequent to the closing, including his principal occupation and other business affiliations.

MICHAEL W. TRUDNAK, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER AND DIRECTOR -CLASS 3 DIRECTOR

Since June 26, 2003, Mr. Trudnak has been Chairman, CEO, Secretary, Treasurer and a director of the Company. Also, since March 2003, Mr. Trudnak has been Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and a director of RJL. From October 2002 to March 2003, Mr. Trudnak was a consultant to certain telecommunications services companies. From April 2002 to October 2002, Mr. Trudnak was Chief Operating Officer and subsequently President, Chief Executive Officer and a director of Advanced Data Centers, Inc., a privately held telecommunications services company. From July 2001 to March 2002, Mr. Trudnak served as Vice President of Mid-Atlantic Sales for Equant N.V, a leading provider of global IP and data services to multinational companies. Prior to Equant's acquisition of Global One, Inc., in July 2001, Mr. Trudnak served as an Executive Director for South East Region Sales for Global One from June 1998 to July 2001, and from January 1996 to June 1998, served as Managing Director of Global One's sales and operations in France and Germany. From November 1989 through December 1995, Mr. Trudnak served as director of facilities engineering and then Senior Group Manager for Sprint International, a global telecommunications services provider. Mr. Trudnak has over twenty-five years of diversified executive management, sales, business operations, technical and administrative experience in the telecommunications industry. Mr. Trudnak served in the Marine Corps from April 1972 through January 1976. Age 50.

ROBERT A. DISHAW, PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR - CLASS 3 DIRECTOR

Since June 26, 2003, Mr. Dishaw has been President, COO and a director of the Company. Also, since October 2002, Mr. Dishaw has been President and a director of RJL. From December 2000 to April 2002, Mr. Dishaw was the Executive Vice President and General Manager of Diagnos Inc., a publicly held Canadian company, which has developed and markets certain knowledge extraction software technology. From June 1999 to November 2000, Mr. Dishaw was a management consultant to certain public and private companies in the U.S. and Canada, providing capital raising, operational, sales and marketing services to such companies. From April 1997 to January 1999, Mr. Dishaw was President of HDB Communications, Inc., a private corporation that provided installation services for Canadian digital satellite providers. Mr. Dishaw served for more than seven years in the U.S. Air Force and for ten years in the U.S. Diplomatic Service serving as a Second Secretary for Administration/Political reporting at U.S. Embassies in Brazil, Guyana, Zaire, Burma and Czechoslovakia. Age 56.

ANDREW J. KORALEWICZ, DIRECTOR - CLASS 1 DIRECTOR

Mr. Koralewicz has been a director of the Company since June 26, 2003. From July 1991 to the present, Mr. Koralewicz has been the President of Coral Systems International, Inc., a privately held technology consulting company, specializing in Internet solutions, design and integration. He has extensive background experience in information systems, wireless, analog, digital and communications systems design and development. Previously he was an Engineering Manager at Seagate Technology Worldwide Center in Delray Beach, Florida. Mr. Koralewicz received an M.S. Degree in Electrical Engineering from the Polytechnic Institute of Gdansk, Poland, and a B.S. Degree in Applied Physics from Nicholas Copernicus University of Torun, Poland. Age 47.

WALTER LUDWIG, DIRECTOR - CLASS 1 DIRECTOR

Mr. Ludwig has been a director of the Company since June 26, 2003. From January 2002 to the present, Mr. Ludwig has been President and Chief Executive Officer of Difference Engines Corporation, a privately held company that provides performance based image and video technology for the North American bio-medical market. From May 2000 to January 2002, Mr. Ludwig was an Executive Vice President for Scientific Data Systems Inc., a private corporation, creating next-generation video and image compression firmware tools for cable and satellite television, the Internet, and wireless platforms. From January 1999 to April 2000, Mr. Ludwig was President of Channelsee Networks, Inc., a privately held company that provided global-scale visual content network for internet, cable and wireless platforms. From September 1994 to January 1999, Mr. Ludwig was President of The Prospect Group a consulting, literary and foreign rights agency and book packaging company. Mr. Ludwig has more than twenty years international experience in marketing, management, and consulting in technology and media (television, publishing, and the Internet). Mr. Ludwig received a B.A. from the University of California at Los Angeles. Age 46.

SEAN W. KENNEDY, DIRECTOR - CLASS 2 DIRECTOR

Mr. Kennedy has been a director of the Company since July 14, 2003. From January 2001 to the present Mr. Kennedy has been President and Chief Executive Officer of BND Group, Inc., a privately held software development company. From October 1999 to December 2000, Mr. Kennedy was divisional Vice President of Votenet Solutions a Web development and consultant for trade associations, political parties and related organizations. From April 1994 to October 1999, Mr. Kennedy was President and CEO of Raintree Communications Corporation, a privately held telecommunication services company, focused on providing technology tools for legislative lobbying to Trade Associations and Fortune 500 companies. From June, 1989 to April 1994 Mr. Kennedy was President and CEO of Electronic Funds Transfer Association, a trade association for the electronic payments systems industry. Age 53.

WILLIAM J. DONOVAN, CHIEF FINANCIAL OFFICER

Since August 18, 2003, Mr. Donovan has been CFO of the Company. From September 1999 through December 2002, Mr. Donovan was CFO of Streampipe.com, Inc., a privately held streaming communications media company which was sold to Tentv, Inc., in December 2002. From October 1996 to August 1999, Mr. Donovan was Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company. From October 1986 to October 1996, Mr. Donovan was the CFO, Secretary, Treasurer and a Director at Riparius Corporation, a privately held holding company with operating subsidiaries in the areas of real estate development, property management, general contracting, government contracting, and telecommunications engineering. From October 1980 to October 1986, Mr. Donovan was the Controller for McCormick Properties, Inc., a publicly held commercial real estate subsidiary of McCormick & Company. From July 1973 to October 1980, Mr. Donovan was the Controller for AMF Head Sports Wear, Inc., a privately held international sporting goods manufacturer and a subsidiary of AMF, Inc., a publicly held company. Mr. Donovan received a Bachelor of Arts in History in 1973, from the University of Maryland, an MBA from the Sellinger School of Business, Loyola College, Baltimore Maryland in 1982, and a Certificate in Accounting from the University of Maryland in 1978. Mr. Donovan has been a Certified Public Accountant since 1982. He is also a Certified Business Valuation & Transfer Agent, Business Brokers Network, 2002. He has been on the Board as an Advisor for Nogika Corporation, a privately held software company since 2001. Age 52.

The Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes and that, if the board consists of five directors, that the first class shall consist of two directors to hold office for a term of one year from the date of the ratification of their election by stockholders at the next meeting of stockholders held to consider such matter, the second class shall consist of one director to hold office for a term of two years from the date of the ratification of his election by stockholders at the next meeting of stockholders held to consider such matter, and the third class shall consist of two directors to hold office for a term of three years from the date of the ratification of their election by stockholders at the next meeting of stockholders held to consider such matter. Messrs. Ludwig and Koralewicz have been designated by the board as class 1 directors, Mr. Kennedy has been designated as a class 2 director, and Messrs. Trudnak and Dishaw have been designated as class 3 directors.

         The Board does not currently have an audit or other standing committee.

                           DESCRIPTION OF THE COMPANY
                           --------------------------

         The Company was incorporated in the State of Delaware in February 1996. Prior to the Reverse Acquisition, the Company, through certain subsidiaries, was in the business of (i) fabricating and erecting structural steel for governmental, military, commercial and industrial construction projects through its 50% owned indirect subsidiary Structural Holdings, Inc., (ii) manufacturing and distributing security and safety products, primarily ballistic protective equipment through ForceOne, LLC, of which the Company indirectly owned a 33% membership interest, and (iii) owning certain real estate properties through Palo Verde, Inc., a wholly owned subsidiary of the Company. Effective as of June 23, 2003, all of the assets and liabilities of the Company were distributed to a newly formed subsidiary of the Company, Black Mountain Holdings, Inc. All of the shares of Black Mountain Holdings, Inc., owned by the Company will be spun off to the Company's stockholders, pro rata, in the nature of a stock dividend distribution. Shareholders of the Company entitled to participate in the spin-off distribution will receive one share of Black Mountain for each share of the Company that they hold as of the record date, June 23, 2003. Prior management of the Company has advised that the spin off of the shares of Black Mountain will be registered under the Securities Act and, pending such registration, will be held in a spin off trust for the benefit of the Company's pre-closing shareholders.

         Following the Reverse Acquisition and spin off, the management of RJL controls the Company and RJL and the principal stockholders of RJL became the principal stockholders of the Company. Upon closing of the Reverse Acquisition and the spin off, RJL became a wholly owned subsidiary of the Company and the business of RJL became the business of Guardian.


                                  RISK FACTORS
                                  ------------

WE ARE A DEVELOPMENT STAGE COMPANY AND OUR BUSINESS PLAN IS UNPROVEN

         RJL was incorporated in October 2002 and it has generated no revenue as of the date of this report. It is a development stage company and its business plan is unproven. Moreover, the acceptance of the product that we distribute is uncertain, including acceptance by the United States government agencies and the United States bio/medical market.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL

         Upon the closing of the Reverse Acquisition, we raised $500,000 in financing, primarily from management of RJL, of which $150,000 was paid to Diagnos as an advance royalty payment. The conduct of our business and the continued implementation of our business plan and operations, including our efforts to market our products, and the acquisition of one or more businesses that are complementary to our business, are expected to require the availability of substantial additional amounts of capital. Management believes that we have scarce funds to enable us to continue our business during the next twelve months. In order to fully implement our business plan and to engage in certain acquisitions complementary to our business, we will need to raise additional equity or debt financing. While management is seeking additional sources of financing in the form of debt or equity financing, there can be no assurance that it will be successful in obtaining such financing upon terms favorable to us or at all, or in amounts sufficient to fully implement our business plan.

WE ARE DEPENDENT ON DIAGNOS TO CONTINUE TO SUPPLY OUR PRODUCTS

         We have entered into a ten year exclusive distribution agreement with Diagnos, Inc., a Canadian company, under which we are the exclusive distributor of Diagnos' knowledge extraction software to the United States government and in the United States bio/medical market. In the event that Diagnos terminates that agreement for any reason, we will have no product to distribute until we have secured an alternative supplier of such knowledge extraction software products, which is uncertain. Moreover, we are required by Diagnos to meet certain sales performance goals under the agreement. In the event we are unable to satisfy such sales performance criteria, our exclusive rights under the agreement terminate and Diagnos has the right to terminate the agreement.

WE MAY FACE COMPETITION FROM OTHER DEVELOPERS OR SELLERS OF KNOWLEDGE EXTRACTION SOFTWARE

         While we do not believe that there are any other companies providing knowledge extraction software that processes information from data, text, images, sound and symbols, another company may develop and make available such software in the future. In such case, we may face competition from such a company, and such a company may have greater resources to market and sell the product or to integrate the product into other software products that it sells.

WE MAY UNDERTAKE ACQUISITIONS WHICH POSE RISKS TO OUR BUSINESS

         As part of our growth strategy, we may acquire or enter into joint venture arrangements with, or form strategic alliances with complimentary businesses. Any future acquisition, investment, strategic alliance or related effort will be accompanied by the risks commonly encountered in such transactions. These risks may include:

         o    difficulty of identifying appropriate acquisition candidates;
         o    paying more than the acquired company is worth;
         o    difficulty in assimilating the operations of the new business;
         o costs associated with the development and integration of the operations of the new entity;
         o    existing business may be disrupted;
         o    entering markets in which we have little or no experience;
         o accounting for acquisitions could require us to amortize substantial goodwill, adversely affecting our results of operations;
         o inability to retain the management and key personnel of the new business;
         o inability to maintain uniform standards, controls, procedures and policies; or
         o customer attrition with respect to customers acquired through an acquisition.

         We cannot assure you that we would successfully overcome these risks or any other problems associated with any acquisition, investment, strategic alliances or related efforts. Also, if we use our common stock in connection with an acquisition, your percentage ownership in us will be reduced and you may experience additional dilution.

OUR STOCK PRICE IS VOLATILE

         The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock to drop. In addition, the market price of our common stock is highly volatile. Factors that may cause the market price of our common stock to drop include:

         o    fluctuations in our results of operations;

         o timing and announcements of new customer orders, new products, or those of our competitors;

         o any acquisitions that we make or joint venture arrangements we enter into with third parties;

         o changes in stock market analyst recommendations regarding our common stock;

         o failure of our results of operations to meet the expectations of stock market analysts and investors;

         o    acquisition of new products;

         o increases in the number of outstanding shares of our common stock resulting from sales of new shares, or the exercise of warrants, stock options or convertible securities;

         o reluctance of any market maker to make a market in our common stock;

         o changes in investors' perception of the knowledge extraction industry generally; and

         o    general stock market conditions.

THERE IS A LIMITED EXISTING MARKET FOR OUR COMMON STOCK

         Our common stock is quoted on the Nasdaq Stock Market, Inc.'s OTC Bulletin Board under the symbol "GDTI." No assurance can be made that an active market will develop for our common stock or, if it develops, that it will continue.

OUR COMMON STOCK IS SUBJECT TO THE SEC'S PENNY STOCK REGULATIONS

         Our common stock is subject to the SEC's "penny stock" rules. These regulations define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, including securities listed on Nasdaq. For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the purchase. The foregoing rules may materially and adversely affect the liquidity for the market of our common stock. Such rules may also affect the ability of broker-dealers to sell our common stock, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS MAY DISCOURAGE MERGERS AND OTHER TRANSACTIONS

         Certain provisions of our certificate of incorporation and bylaws may make it more difficult for someone to acquire control of us. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. These provisions could limit the price that certain investors might be willing to pay for shares of our common stock.

OUR BOARD OF DIRECTORS MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL

         Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock of which 6,000 have been designated as Series A Convertible Preferred Stock and 1,170 have been designated as Series B Convertible Preferred Stock. Accordingly, our board of directors may, without shareholder approval, issue one or more new series of preferred stock with rights which could adversely affect the voting power or other rights of the holders of outstanding shares of preferred stock or common stock. In addition, the issuance of additional shares of preferred stock may have the effect of rendering more difficult or discouraging, an acquisition or change of control of the Company. Although we do not have any current plans to issue any additional shares of preferred stock, we may do so in the future.

WE DEPEND ON KEY PERSONNEL

         Our success depends of the contributions of our key management personnel, including Mr. Robert A. Dishaw, President and Chief Operating Officer, and Mr. Michael W. Trudnak, Chief Executive Officer, Secretary and Treasurer. If we lose the services of any of such personnel we could be delayed in or precluded from achieving our business objectives. We do not have key man insurance on either of such officers.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR COMMON STOCK

         Our directors and executive officers beneficially own approximately 57.06% of our outstanding shares of common stock and 100% of our outstanding shares of Series A Convertible Preferred Stock, of which 4,097 are issued and outstanding. Each share of Series A Preferred Stock entitles the holder to cast 1,000 votes with regard to any matter submitted to our stockholders for a vote. Accordingly, our directors and executive officers are entitled to cast an aggregate of 10,008,500 votes on matters submitted to our stockholders for a vote or approximately 67.82% of the total number of votes entitled to be cast at a meeting of our stockholders. These stockholders, if they acted together, could exert substantial control over matters requiring approval by our stockholders. These matters would include the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership may discourage or prevent someone from acquiring our business.

WE HAVE NEVER PAID A CASH DIVIDEND

         We have never paid a cash dividend on our common stock and do not anticipate paying cash dividends in the foreseeable future.


                                  OUR BUSINESS
                                  ------------

INTRODUCTION

         RJL was incorporated in the State of Delaware on October 23, 2002. Hereinafter, the "Company," "we," "our" or "us" shall refer to the Company and RJL after giving effect to the Reverse Acquisition and spin off. Our principal executive offices are located at 21351 Ridgetop Circle, Suite 300, Dulles, Virginia, telephone number (703) 654-6091. Our Web site address is http://guardiantechintl.com. Information contained in our Web site does not constitute part of this report.

         We are a distributor of knowledge extraction software products that were developed by Diagnos, Inc., a Canadian public company. On June 26, 2003, we entered into an exclusive distribution agreement with Diagnos. The agreement authorizes us to distribute and sell certain products developed by Diagnos in two vertical markets: (i) to the U.S. Government and U.S. government contractors, and (ii) to the U.S. bio-medical market. The exclusive distribution agreement grants us the exclusive rights to market all products currently and projected to be developed in those vertical markets for a period of ten years. Diagnos has developed a Desktop Artificial Intelligence (AI) Engine for Knowledge Extraction for any informational source (data + text + image) simultaneously. The Company believes that it is the only known AI engine that processes all informational sources within the same engine. Diagnos has recently released an additional product that includes the Application Programmers Interface (API).

         Our primary objective is to deliver a knowledge extraction engine built with the most powerful methodologies in data mining today. It is expected to give governments and corporations the ability to extract knowledge from any source of information and any kind of information, namely, text, data or images. In order to reach that goal, our business model is based upon managing customer relationships and providing a comprehensive solution for our customers' IT needs.

     We expect that our keys to success for the next 12 months include:

         o    Customer acquisition, relationship management and retention
         o    Marketing and sales of services and target customer/competitors
         o    Service deployment and integration
         o Acquisition and retention of sales and technical personnel and related expertise
         o    Financial and operational control

           We may also engage in one or more acquisitions of businesses that are complementary to our business. We have not entered into any binding agreement with any such acquisition candidate, and there can be no assurance that we will be able to identify any such acquisition candidate or be able to negotiate terms for the acquisition that are acceptable to us.

OUR PRODUCTS AND SERVICES

         The principal product we market and sell, pursuant to our exclusive distribution agreement with Diagnos is called MCubiX. MCubiX is a unique and proprietary Knowledge Extraction software engine that processes information from data, text, images, sound and symbols to make predictive Knowledge Extraction analysis from large quantities of information. This proprietary Knowledge Extraction software engine combines every algorithm required for processing data, text, images, sound and symbols on any client's PC platform, server or mainframe and the predictive Knowledge Extraction analysis is achieved from any structured or unstructured information source. MCubiX is the core technology that is embedded into all of our solutions and can also be integrated into virtually any other third-party software application including Business Intelligence (BI), Knowledge Management (KM), Customer Relationship Management
(CRM), Enterprise Resource Planning (ERP), and E-Commerce.

         MCubiX is currently being used as a knowledge extraction and data-mining product. The MCubiX proprietary capability of processing more than one source of information, i.e. the ability to process text, data, images, sounds and symbols simultaneously, coupled with the MCubiX machine learning capability, enables the extraction and creation of knowledge from vast quantities of information. The force behind MCubiX is the rich library of methods and thirteen integrated analysis techniques. This includes prediction methods, structured, association and description methods.

         We have been advised by Diagnos that, since inception, there have been over 5000 users (corporations, governments, and organizations) that have downloaded MCubiX "freeware" versions 1 and 2. Diagnos has worked with 200 users from that group to develop MCubiX version 4.0, which was released in July 2001. MCubiX 4.0 is targeted to original software manufacturers (OSM) whose main focus is on text, data, image knowledge extraction and data mining. MCubiX version 4.1, which was released March 2002 expanded to a complete English version for North America and MCubiX version 4.2, which was released October 2002, provided basic Application Programmers Interface (API) capability. MCubiX version 5.0 was released in January 2003, which provides complete API capability within all modules of the MCubiX Desktop product.

         MCubiX is a knowledge extraction engine built with the most powerful methodologies in data mining today. MCubiX will read from any existing structured or unstructured databases or file system in the world and is fully compatible with products such as Oracle, Microsoft Access or SQL servers.

         In MCubiX, there is also a complete set of utilities to access non-structured data such as plain text and images. As well, MCubiX can recognize music and symbols from data sources and it can help the user prepare, clean, select, sample and visualize all their data for processing.

         One of the key forces behind MCubiX is the ability to enhance existing applications and fill the void of trying to extract knowledge from its environment. The only way to increase the customer benefit is by giving the competitive knowledge that lies within the information.

     The benefits that entities derive from these types of services (whether delivered internally or through an outsourced solution) are widely recognized in the industry today. To briefly summarize a few of the primary benefits:

         1) Reduced IT operating costs and capital investments while receiving superior infrastructure and service solutions
         2) Availability of technical expertise which is expensive and difficult to acquire and maintain
         3)   Enhanced availability, scalability and reliability of solutions
         4) Survivability and redundancy without significant capital investments.


OUR BUSINESS STRATEGY

         Our business strategy focuses upon the following themes:

SYSTEMS INTEGRATOR APPROACH - This approach revolves around the ability to acquire superior resources (internally developed, acquired, through partnerships) and deliver an integrated complete technology solution - within our competence areas.

MINIMIZED CAPITAL EXPENDITURES - We do not build data extraction/analysis engine technology. Capital requirements are reduced due to (a) leveraging the facilities and resources of our strategic partners, (b) capitalizing on the current demand for the product in the two key target markets that are available and (c) realizing lower equipment costs over time and quantity.

LOWER FIXED, UP-FRONT OPERATING COSTS - Utilizing partner resources and the structure of our partnership arrangement. For example, sales are highly leveraged on commission (not base), and royalties are paid on the products when sold and not over committed based upon a forecast.

CASH BREAK EVEN / FULLY FUNDED BUSINESS PLAN / INCREASING MARGINS AND PROFITABILITY - The nature of our business is that it generates high gross margins which increase incrementally as the scale of the operation grows. Given that the business utilizes existing products and leverages existing partner resources and generates high (scalable) margins, we expect the business to reach cash break even more quickly with less funding than a comparable business without these advantages.

FOCUSED NICHE MARKET APPROACH - Our services are designed for entities with the most critical data analysis/protection/integrity/security needs. Our primary markets include U.S. Government (federal, state and municipal) and the U.S. bio-medical market.

OUR MARKET

         As the adoption of the use of the Internet increases by both consumers and corporations, and electronic business becomes more complex and more essential to the success of organizations, investment in information technology infrastructure is expected to grow enormously. According to a report by IDC, "IDC forecasts over $5 trillion will be invested over the next four years in developing more efficient modes of conducting electronic business worldwide."

         The IT investments of the 1990s helped companies establish and expand internal and external data networks, linking fully to the Internet, and helped them substantially accelerate their collection of enterprise-wide data while becoming active players in the burgeoning e-commerce market. However, the capacity of companies to fully utilize all their new data, to refine it into insight and knowledge has appreciably lagged behind. Businesses have found themselves data-volume-rich but data-insight-poor.

         Three years ago it was estimated that corporate data was growing between 75 and 150 percent per year, a pace that has not likely diminished since. The Gartner Group, a worldwide technology research and advisory group, projects that by 2004 businesses will be managing 30 times more data than in 1999. In an almost startling finding, the School of Information Management and Systems at the University of California, Berkeley has determined that more information will be generated over the next three years than was created in the previous 300,000 years.

         Another Gartner Group study found that the average company utilizes just 7 percent of information stored in data warehouses in order to inform only 5 percent of the company workforce.

         Notwithstanding the virtual ubiquity in the business place of PCs, wireless devices, Internet access, intranets and extranets, for many companies the Information Age has yet to fully come of age. Businesses are still very much under-utilizing the capabilities of information technology, placing the debate over IT and productivity in a clearer context. Moreover, any technology that helps businesses close the large gap between their data accumulation and their data insight may help stimulate productivity and efficiency gains that at least rival those of the 1990s. Such a technology is business intelligence with its data mining, knowledge extraction capabilities, collectively known as BI.

         BI gives companies the ability to gain insight into their business or organization by understanding the company's information assets. These assets can include customer databases, supply chain information, personnel data, manufacturing, and sales and marketing activity as well as any other source of information critical to the operation. BI allows the companies to integrate these disparate data sources into a single coherent framework for real-time reporting and detailed analysis by anyone in the extended enterprise; customers, partners, employees, managers, and executives.

         We believe that the need for enhanced visibility and clarity of information across the enterprise is emerging as a top corporate and shareholder priority. Recent corporate failures and the heightened competitive environment are testament to the fact that broad deployment of analytic information is needed to increase the visibility of performance, provide checks and balances, and improve the velocity of response to drive change.

         BI is a relatively young technology with its greatest market growth still ahead. Mark Murphy, an analyst with FAC/Equities, says that the market for business analytical software is now at "less that 10 percent of full penetration" and will increase "35 - 40 percent over the next five years." The BI market has evolved from an early-adopter market to a mainstream one. IDC estimates that the market for BI software will increase to $4.5 billion in 2007, at a compound annual growth rate (CAGR) of 4.1% according to a new report from IDC.

         Although the technologies and products are applicable and relevant to numerous market sectors, we are initially focusing on the following two vertical markets where the demand for our technology is most immediate, and where we are best suited to create and offer the applications to these markets. These two selected high growth vertical markets are: (1) U.S. government and U.S. government contractors; and (2) U.S. Bio-Medical or Knowledge-Based Health Care.

OUR MARKETING STRATEGY

U.S. GOVERNMENT MARKET

         Our marketing and sales strategy has focused on the post September 11th environment within the U.S. Government, and particularly on the intelligence community and Homeland Security. President Bush sent to Congress a $2.23 trillion budget request for fiscal 2004 that spells out how he wants to spend money and use technology to build the new Homeland Security Department. With domestic security a top priority, President Bush requested $36.2 billion for the new department, up nearly 10% from 2003. The money would help organize the department and provide safeguards against terrorist threats, such as chemical and biological attacks. "The President's fiscal year 2004 budget request to Congress will include over $59 billion for IT projects in the federal government," stated Harris Miller, president of the Information Technology Association of America. It has been publicly reported that the intelligence community will be receiving a large portion of those funds. Our marketing and sales team has focused on the National Security Agency (NSA) and Central Intelligence Agency (CIA). Our team members have extensive experience marketing to these and other government agencies, including working with Congressional oversight committees.

         Our marketing and sales team will utilize direct sales to the intelligence community, together with strategic partnerships with certain government contractors that have existing government contracts and can incorporate the MCubiX technology into their software solutions for the U.S. Government.

         The second focus has been on Homeland Security. This encompasses the Homeland Security Office in the White House, the Department of Justice (Justice, FBI, Secret Service, Customs, etc.), and Transportation Security Administration within the Department of Transportation.

U.S. BIO-MEDICAL MARKET

         In connection with the Bio-Medical or Knowledge-Based Health Care industry, our focus is on the following two sectors: (1) the Pharmaceutical Industry and (2) Medical Applications.

         Our marketing and sales team will utilize direct sales to the U.S. bio/medical market.

         The pharmaceutical industry is the repository of large quantities of data that it receives or generates. There are approximately 400,000 medical researchers in the United States alone. Computers today make it relatively easy for the pharmaceutical industry to amass vast archives of information. For example, the data can be of the utmost importance in determining which chemical compounds will produce the next successful drug. Such companies and their researchers, however, are required to work through vast quantities of raw information, and capture the critical and relevant information from the overwhelming amount of data that may represent the opportunity they are searching for.

         In the pharmaceutical industry, it is critical to determine as soon as possible whether a drug will be successful or not because of the amount of investment required to successfully obtain approval for a drug from the Federal Drug Administration and get the drug to market. Economists recently published a new study finding that the average cost of developing a new prescription medicine was $802 million. In addition, only three out of every 10 drugs brought to market generate enough revenue to recover the average cost of its development. That means that seven out of ever 10 drugs brought to market never generate enough revenue to recover the average cost of development. Accordingly, pharmaceutical companies want to find out as early as possible whether compounds may be toxic to patients or cause unwanted side effects, and eliminate them before they invest more research dollars.

         As they study new compounds, chemists may want to know, for example, whether the substances are able to traverse the body's blood-brain barrier. Other factors include: What toxicity knowledge exists about them? What is their chemical structure? How quickly does the body absorb them and how long do they persist in the bloodstream? How may they react with other ingredients of a pill? The list of key factors can be 20 or more. These pieces of information are generally stored in different databases and comparing them can be time consuming and costly. Management believes that the MCubiX Knowledge Extraction software engine will help solve these many issues.

         Using MCubiX, researchers will be able to avoid having to construct multiple queries in perfect syntax. Utilizing the screen parameters, the user may launch a sequence of queries in rapid succession and see outcomes expressed graphically onscreen. Also, the application may be used to conduct meetings among researchers at multiple sites who are linked on a computer network. As the person making a presentation moves the screen parameters on his or her screen, everyone can see the families, clusters, outliers, gaps, anomalies, and other statistical information that database users search for. Ideas can be tried out collaboratively in "real time."

         There are approximately five general areas within the medical research community that MCubiX can be adapted to provide five distinct products. The products can be altered to limit some of the MCubiX capabilities. The focus of our marketing efforts will be certain large U.S drug companies.

         According to a recent study, the pharmaceutical industry annually invests 1.5% of their total revenues in market studies that require knowledge extraction technologies. This represents an enormous market opportunity for us. Today, more than ever, there is a worldwide focus to produce cures for a variety of diseases facing societies. IMS Data Strategic Management Review 2000 estimates the total revenues for the U.S. pharmaceutical industry will be $510 billion in 2004. Accordingly, the market potential in the U.S. for knowledge extraction software and related technology is estimated to be approximately $7.6 billion in 2004.

         In the sector of medical applications, there are numerous areas within the medical industry that still need to be automated. Breast cancer is a growing worldwide issue, and Diagnos has developed an early stage breast cancer detection software product, MAMMO, to address this critical and growing worldwide problem. According to the U.S. Cancer Society, the worldwide market for a breast cancer diagnostic software tool, such as MAMMO, is currently $6.83 billion. Today, there is no diagnostic software tool available for the radiologist to prioritize mammograms according to importance based on laboratory data, patient clinical history and mammogram images. Currently, radiologists process their workload on a "first-in/first-out" basis. The market is in dire need for the MAMMO technology as early detection, second opinion and treatment of breast cancer and for these reasons will have a tremendous impact on patient treatment costs and aid in saving lives.

         Additionally in the Knowledge Based Health Care sector, the MCubiX technologies can be applied to blood pathology and medical information systems. The medical profession is demanding that a blood pathology software diagnostic tool be developed which provides "early stage" analysis for high blood pressure, cholesterol, diabetes, etc. based on the patient's historical blood analysis. The MCubiX technology can provide the medical profession and the patient with early detection of the above disorders, that when caught in the early stages, can have an impact on overall treatment and health costs.

         According to industry experts, sophisticated knowledge-based medical information systems are rarely found today. In a recent medical study by SunnyBrooke Hospital in Toronto, Ontario, the study found that patients' temperatures and blood pressures were taken in excess of seventy times in a three-day hospital stay, with no correlation to attending medical representatives during the three-day period. One of the new technologies that is addressing this type of problem is the "electronic medical record" software solution which automates and incorporates all of the patient's history, current vital statistics, prescribed medications, etc. This type of system expedites the diagnosis, treatment and reduces medical costs. The MCubiX Knowledge Extraction software engine can be integrated into these medical systems to enhance the technology by adding layers of functionality that helps bring the software to a higher level of intelligence.

OUR EXCLUSIVE DISTRIBUTION AGREEMENT WITH DIAGNOS

         We entered into an exclusive distribution agreement with Diagnos on June 26, 2003. The agreement is for a period of ten years with a provision for one year renewal terms. Under the agreement, Diagnos has appointed us as the exclusive distributor of its Knowledge Extraction and recognition software marketed under the name MCubiX suite of products and any new versions thereof.

         We are the exclusive distributor for such products in the United States and its territories to all executive, judicial, legislative and administrative branches of the United States' Federal, state, municipal and local governments and any contractors with such bodies and to all end-users in the bio-medical market in the United States. We require the authorization of Diagnos to market and sell to customers outside the United States or to customers whose head offices are outside the United States. Upon execution of the agreement, we paid Diagnos an advance royalty payment of $150,000 which is non-refundable and will be credited against future purchases of products. Sales of products require each end user to enter into a software support agreement under which the end user is required to pay us a support fee, of which 85% is required to be paid to Diagnos.

         We are required to make certain minimum sales during the term of the agreement, as follows: seven sales during the first through third months of the agreement; three sales per month during the fourth through seventh months of the agreement; two sales per month during the eighth through twelfth months of the agreement; thereafter, five sales during each calendar quarter. The agreement also establishes certain minimum revenue targets of: $800,000 during year one; $1,400,000 during year two; $1,600,000 during year three; and $1,600,000 during year four. In the event that these minimum sales are not reached during any applicable period, the exclusivity provisions of the agreement terminate and Diagnos will have the right to terminate the agreement.

         The agreement also contains certain confidentiality provisions and a provision for suspension of the agreement upon the occurrence of a force majeure event.

COMPETITION

         Our management believes that we have no known competitors with the MCubiX Knowledge Extraction Engine technology. However, certain companies in the Business Intelligence, Customer Relationship Management, and Enterprise Resource Planning markets can utilize MCubiX as a "back office" to enhance the intelligence and decision making process of their products in those respective markets, including such companies like Oracle, Microsoft, IBM, SAP, SASS, PeopleSoft, Nortel, Regional Bell Operating Companies (RBOC), and can utilize MCubiX's technology by integrating it into their products to make their products more intelligent.

DESCRIPTION OF PROPERTY

         We lease approximately 1,100 square feet of office space at 21351 Ridgetop Circle, Dulles, Virginia pursuant to a six month lease that commenced on June 5, 2003, and expires on December 5, 2003, for a monthly rent of $7,432. We believe that we have sufficient space for the next six months and that we will be able to renew our lease upon terms acceptable to management.

EMPLOYEES

         We have seven full time employees, three of whom are executive officers and directors of the Company, and two of whom are engaged in business development, marketing and sales. None of our employees is party to a collective bargaining agreement and we believe our relationship with our employees is good. We also employ consultants and independent contractors on a regular basis to assist in the completion of projects. It is our practice to require all our employees, consultants and independent contractors to enter into proprietary information and inventions agreements containing non-disclosure, non-compete and non-solicitation restrictions or covenants.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with Mr. Dishaw and Mr. Trudnak. Mr. Dishaw's employment agreement commenced on October 1, 2002, and Mr. Trudnak's employment agreement commenced on January 1, 2003. The agreements are for a three year term and are renewable for one year terms thereafter. The employment agreements provide for annual compensation to Messrs. Dishaw and Trudnak of $275,000 provided that such compensation will be offset by commissions that they earn on sales of our products. The agreements provide for the payment of commissions on sales of our products at a flat rate of 14%, a signing bonus of $20,000, and an automobile allowance. Each of Messrs. Dishaw and Trudnak has voluntarily deferred his compensation under his employment agreement until such time as we make our first sale of our products. The employment agreements may be terminated upon the death or disability of the employee or for cause. In the event the agreements are terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination. The employee may terminate the agreement on 30 days' prior notice to the Company. Each employee has entered into a non-compete, confidentiality, proprietary rights and non-solicitation agreement pursuant to which the employee agrees not to disclose confidential information regarding the Company and not to compete with the business of the Company or solicit employees or customers of the Company for a period of one year following his termination of employment.

         We have also entered into employment agreements with Mr. Darrell E. Hill, Vice President, Program Management, and Mr. Steve Lancaster, Vice President, Business Development effective May 19, 2003. The agreements are essentially the same as the agreements with Messrs. Dishaw and Trudnak, except that the agreements provide for base salaries of $125,000 per annum to Messrs Hill and Lancaster, for the payment of commissions on the sales of our products at the flat rate of 5%, and for performance based bonuses.

         Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that we subsequently adopt. No such plan has been adopted as of the date of this report. Moreover, Mr. Trudnak's agreement provides for the grant of an aggregate of 400,000 shares of our restricted stock. The Company has also committed to issue to each of Messrs. Hill's and Lancaster 200,000 shares of our restricted stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
           ----------------------------------------------------------

GENERAL

         The following discussion of the financial condition or plan of operation of the Company should be read in conjunction with the consolidated financial statements and related notes thereto. It should be noted that this discussion pertains to the activities of RJL and will therefore involve a plan of operation of the Company during the next 12 months rather than the discussion of results of operations on a comparative basis.

         The reason for this is that although Guardian is the legal acquirer in the acquisition, and remains the registrant with the Securities and Exchange Commission, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby RJL is considered the "acquirer" of Guardian for financial reporting purposes since RJL's shareholders controlled more than 50% of the post acquisition combined entity, the management of the Company was that of RJL after the acquisition, Guardian had no assets or liabilities as of the transaction date, and the continuing operations of the entity are those of RJL. Since Guardian was a non-operating entity on the transaction date, the Company recorded the premium over net assets purchased as a reduction of Additional Paid in Capital. In addition, the Company is required to present in all financial statements and other public information filings, from the date of completion of the acquisition, prior historical financial statements and information of RJL. It also requires a retroactive restatement of RJL's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the acquisition.

PLAN OF OPERATION:

         We are a technology company providing and distributing to our customers state-of-art knowledge extraction software technology that we expect will enable our customers to access information, to enhance the performance of their human resources, and meet their needs and providing related services. We are a development stage company and have not generated any revenues as of the date of this report.

         Our success is based on a total approach, providing the people, processes, and technology needed to translate business needs into knowledge.

         We provide our services to businesses, organizations, public, private and governmental institutions in the United States. Our primary objective is to deliver a knowledge extraction engine built with the most powerful methodologies in data mining today. We expect the products we distribute and sell to give governments and corporations the ability to extract knowledge from any source of information and any kind of information, namely, text, data or images. In order to reach that goal, our business model is based upon managing customer relationships and providing a comprehensive solution for our customers' IT needs.

         We expect that our keys to success for the next twelve months to include:

         *    Customer acquisition, relationship management and retention

         *    Marketing and sales of services and target customer/competitors

         *    Service deployment and integration

         * Acquisition and retention of sales and technical personnel and related expertise

         *    Financial and operational control

         As discussed below, we may also engage in one or more acquisitions of businesses that are complementary to our business.

         Our business strategy focuses upon the following themes:

SYSTEMS INTEGRATOR APPROACH - This approach revolves around the ability to acquire superior resources (internally developed, acquired, through partnerships) and deliver an integrated complete technology solution - within our competence areas.

MINIMIZED CAPITAL EXPENDITURES - We do not build data extraction/analysis engine technology. Capital requirements are reduced due to (a) leveraging the facilities and resources of our strategic partners, (b) capitalizing on the current demand for the product in the two key target markets that are available and (c) realizing lower equipment costs over time and quantity.

LOWER FIXED, UP-FRONT OPERATING COSTS - Utilizing partner resources and the structure of our partnership arrangement. For example, sales are highly leveraged on commission (not base), and royalties are paid on the products when sold and not over committed based upon a forecast.

CASH BREAK EVEN / FULLY FUNDED BUSINESS PLAN / INCREASING MARGINS AND PROFITABILITY - The nature of our business is that it generates high gross margins which increase incrementally as the scale of the operation grows. Given that the business utilizes existing products and leverages existing partner resources and generates high (scalable) margins, we expect the business to reach cash break even more quickly with less funding than a comparable business without these advantages.

FOCUSED NICHE MARKET APPROACH - Our services are designed for entities with the most critical data analysis/protection/integrity/security needs. Our primary markets include U.S. Government (federal, state and municipal) and the U.S. bio-medical market.

         Effective as of the closing of the Reverse Acquisition, we entered into an Exclusive Distribution Agreement with Diagnos, Inc., a Canadian public company, pursuant to which we are authorized to distribute and sell certain knowledge extraction software products developed by Diagnos in two vertical markets: (i) to the U.S. Government and U.S. Government contractors, and (ii) to the U.S. bio-medical market. The exclusive distribution agreement grants us the exclusive rights to market all products currently and projected to be developed in those vertical markets for a period of ten years and is renewable for one year periods thereafter. The principal product we market and sell pursuant to our Exclusive Distribution Agreement with Diagnos, Inc., is called MCubiX. MCubiX is a unique and proprietary Knowledge Extraction software engine that processes information from data, text, images, sound and symbols to make predictive Knowledge Extraction analysis from large quantities of information.

         Initially, we expect to derive our revenue primarily from the sale of products we distribute pursuant to our agreement with Diagnos, including MCubiX and related services. Under our agreement with Diagnos, we have agreed to purchase the products from Diagnos for a fixed price and may distribute such products at a price we determine and/or negotiate with our customer.

         During the next twelve months, we expect to satisfy our cash requirements from the private placement in the amount of $500,000 that we completed at the time of the Reverse Acquisition, from additional outside sources and from revenues we generate from sales of our products. Accordingly, we believe that we have sufficient funds to enable us to continue our business during such twelve month period. However, in order to fully implement our business plan and to engage in certain acquisitions complementary to our business (as discussed below), we will need to raise additional equity or debt financing. We have initiated activities with several fund managers and individuals to provide the capital necessary to execute our business plan. There can be no assurance that we will be able to raise such additional financing or upon terms that are acceptable to us. In the event we enter into any such financing, the terms thereof may be dilutive to or contain other terms that may adversely impact our existing stockholders.

         In order to conserve existing financial resources during the development stage and until such time as additional financing is obtained, we will closely monitor both our costs and our revenue expectations in future periods and will take actions as market conditions dictate.

         We do not anticipate the purchase or sale of any property or equipment, the performance of research and development or a significant increase in number of employees during the next twelve months. Therefore, our existing cash resources and any future cash resources obtained will be used primarily to increase our revenue through use in recurring operations and to implement our business plan.

         As part of our future business strategy, we may pursue strategic acquisitions of complimentary businesses or technologies that would provide additional product or service offerings, additional industry expertise, a broader client base or an expanded geographic presence. If we do not successfully integrate a strategic acquisition, or if the benefits of the transaction do not meet the expectation of financial or industry analysts, the market price of our common stock may decline. Any future acquisition could result in the use of significant amounts of cash, dilutive issuances of equity securities, or the incurrence of debt or amortization expenses related to intangible assets, any of which could materially adversely affect our business, operating results and financial condition. In addition, acquisitions involve numerous risks, including:

         * difficulties in assimilating the operations, technologies, products and personnel of an acquired company;
         * risks of entering markets in which we have either no or limited prior experiences;
         * the diversion of management's attention from other business concerns; and
         *    the potential loss of key employees of an acquired company.

         There can be no assurances that future acquisitions, market conditions or unforeseen events will not cause our expenses to rise or fall in future periods.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

         The following table sets forth certain information with respect to the beneficial ownership of our voting common stock owned as of August 14, 2003, by:
(i) beneficial owners of more than 5% of our common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group:

                                    NUMBER OF SHARES OF             PERCENTAGE
                                       COMMON STOCK                  OF COMMON
NAME OF BENEFICIAL OWNER(1)          BENEFICIALLY OWNED(1)          STOCK OWNED
---------------------------          ---------------------          -----------

Robert A. Dishaw                         2,945,500(2)                   27.62%
Michael W. Trudnak                       3,366,000(3)                   30.43%
Walter Ludwig                                 0                           0%
Andrew J. Koralewicz                          0                           0%
Sean W. Kennedy                               0                           0%
William J. Donovan                            0                           0%
Max Tobin                                1,820,000(4)                 14.58%(4)
Nanette Goldberg                           535,000                       5.02%
All Officers and Directors as            6,311,500(6)                   57.06%
a Group (6 Persons) (5)

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, (1) as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. All addresses, except as hereinafter noted, are c/o Guardian Technologies International, Inc., 21351 Ridgetop Circle, Suite 300, Dulles, Virginia 20166. Mr. Tobin's address is 7805 Bayview Avenue, Suite 614, Thornhill, Ontario L3T 7N1, Canada. Ms. Goldberg's address is 2805 E. Long Court, Littleton, Colorado.

(2) Does not include 2,212,000 shares of common stock issuable upon conversion of 2,212 shares of Series A Convertible Preferred Stock upon our satisfying certain performance criteria during the two year period ending June 26, 2005. Each such share of Series A Convertible Preferred Stock entitles the holder to 1,000 votes (subject to certain anti-dilution adjustments) on all matters presented to stockholders for a vote. Mr. Dishaw's 2,212 shares of Series A Convertible Preferred Stock entitle him to cast 2,212,000 votes on all matters submitted for a vote at a meeting of stockholders. Accordingly, Mr. Dishaw is entitled to cast an aggregate of 5,157,500 votes on all matters submitted for a vote at a meeting of stockholders.

(3) Includes 400,000 shares of common stock issuable pursuant to Mr. Trudnak's employment agreement but not issued and outstanding as of the date hereof. Does not include 1,885,000 shares of common stock issuable upon conversion of 1,885 shares of Series A Convertible Preferred Stock upon our satisfying certain performance criteria during the two year period ending June 26, 2005. Each share of preferred stock entitles the holder to 1,000 votes (subject to certain anti-dilution adjustments) on all matters presented to the holders of common stock for a vote. Mr. Trudnak's 1,885 shares of Series A Convertible Preferred Stock entitle him to cast 1,885,000 votes on matters submitted for a vote at a meeting of stockholders. Accordingly, Mr. Trudnak is entitled to cast an aggregate of 4,851,000 votes on all matters submitted for a vote at a meeting of stockholders.

(4) Represents 1,820,000 shares of common stock that we have agreed to issue to Mr. Tobin pursuant to his consulting agreement with the Company, but not issued and outstanding on the date of this report. Also does not include 1,430,000 shares of common stock issuable upon conversion of 1,430 shares of Series A Convertible Preferred Stock upon our satisfying certain performance criteria during the two year period ending June 26, 2005, that we have agreed to issue to Mr. Tobin pursuant to his consulting agreement with the Company but not issued and outstanding on the date of this report.

(5)    Includes Messrs. Dishaw, Trudnak, Ludwig, Koralewicz, Kennedy and
       Donovan.

(6) Includes 400,000 shares of common stock issuable pursuant to Mr. Trudnak's employment agreement but not outstanding on the date hereof. Does not include an aggregate of 4,097,000 shares of common stock issuable upon conversion of 2,212 shares of Series A Preferred Stock held by Mr. Dishaw and 1,885 shares of Series A Convertible Preferred Stock held by Mr. Trudnak.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

       Our common stock traded on the Nasdaq SmallCap Market under the symbol "GRDN". On April 29, 2002, we were notified by Nasdaq that our securities were delisted from the Nasdaq Stock Market for failure to meet Nasdaq's maintenance requirement for continued listing with respect to net tangible assets/shareholders equity.

         Our common stock is now traded on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board under the symbol "GDTI."

         The following table sets forth the high and low sales prices for each quarter during 2001 and 2002 and for the first two quarters of 2003.

                                                         COMMON STOCK
                                                         ------------
QUARTER ENDED                                       LOW                 HIGH
-------------                                       ---                 ----
March 31, 2001                                     $0.06               $0.37
June 30, 2001                                      $0.26               $0.47
September 30, 2001                                 $0.27               $0.39
December 31, 2001                                  $0.07               $0.17
March 31, 2002                                     $0.05               $0.10
June 30, 2002                                      $0.04               $0.08
September 30, 2002                                 $0.12               $0.12
December 31, 2002                                  $0.36               $0.36
March 31, 2003                                     $0.33               $0.33
June 30, 2003                                      $2.40               $2.55

      The foregoing quotations for the periods since our delisting from Nasdaq, reflect interdealer prices, without retail mark up, mark down or commission, and may not represent actual trades. The closing bid price of our common stock on August 15, 2003, was $3.45.

         There were approximately 288 record holders of our common stock as of August 14, 2003. This amount does not include beneficial owners of our common stock held in "street name."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

         In January 2000 we issued 20,000 shares of common stock to each of our five directors as compensation to them for their services as directors in 1999. The shares were valued at $.98 per share.

         In January 2000, we sold in a private offering 150,000 units, each consisting of two shares of common stock and twenty-four warrants. The units were priced at $1.50, so that the total proceeds from the offering were $225,000. The common stock component of the units and the common stock into which the warrants are exercisable are the shares being sold in this offering. Two of our directors, Messrs. Houtz and Stevens, purchased 10,000 units and 2,000 units, respectively, in the offering.

         We issued 194,000 options in 1999. 100,000 of those options were issued to Mr. Moorer. The options to Mr. Moorer have an exercise price of $.71 per share and expire in 2006. We issued an additional 100,000 options to Mr. Moorer in January 2000 that are exercisable at $1.00 per share and expire in 2007, and an additional 100,000 options in January 2001 that are exercisable at $.25 per share and expire in 2008.

         On April 1, 2000, Mr. Moorer exercised 40,000 options to purchase common stock at $1.25 per share by issuing a note payable to us. The note accrued interest at 8%. The note has been repaid.

         During 2001 Mr. Moorer exercised 100,000 options to purchase common stock at $0.71 per share and 100,000 options to purchase common stock at $0.25 per share.

         During 2002, Mr. Moorer exercised 2,700 options to purchase common stock at $5.00 per share.

         At December 31, 2002, Mr. Moorer had outstanding advances from the Company of approximately $23,500. This amount was repaid during the three month period ended March 31, 2003, through salary forgiveness on the part of Mr. Moorer.

         During the fiscal years ended December 31, 2002 and 2001, Mr. Moorer received a cash salary of $75,000 per year, rather than his $120,000 per year entitlement under his employment agreement. Mr. Moorer was granted shares of common stock totaling 270,000 shares for fiscal 2002 and 83,299 shares for fiscal 2001, such shares having a fair market value on the date of issuance of $45,000 in each instance, representing the difference between Mr. Moorer's entitlement under his employment agreement and the cash salary actually paid.

         In May 2003, we made an exchange offer to all of the investors who purchased units our the January 2000 private offering described above. Pursuant to the exchange offer, all investors who purchased units are being given the right to exchange all of the warrants received as part of those units for shares of our common stock. The exchange offer consists of one share of common stock for each unit purchased in the private offering conducted in January 2000. Messrs. Houtz and Stevens, two of our directors, purchased 10,000 units and 2,000 units, respectively, in the offering and those persons accepted the exchange offer.

         The following disclosures relate to transactions to which RJL (and Guardian Technologies International, Inc. post Reverse Acquisition) and its directors, executive officers, nominees for election as a director, or any five percent beneficial owner is or was a party.

         On October 3, 2002, Mr. Dishaw acquired 1,500 shares of common stock of RJL for nominal cash consideration.

         On March 21, 2003, RJL entered into a consulting agreement, as amended, with ten brokers in connection with services to be provided in connection with locating and negotiating the proposed Reverse Acquisition between RJL, its stockholders and the Company. RJL agreed to issue, at closing of the acquisition, an aggregate of 2,000,000 shares of the Company for such services. Such shares were issued by the Company during July 2003.

         On April 3, 2003, as part of the initial capitalization of the Company, Mr. Dishaw and Mr. Trudnak acquired 3,326 and 4,279 shares of common stock of RJL, respectively, for nominal cash consideration.

         On May 19, 2003, RJL entered into a consulting agreement with Mr. Tobin pursuant to which Mr. Tobin agreed to provide consulting services in connection with strategic selling related to the Company's business, marketing and market development in the bio-medical industry in North America and Europe for the Company's products and services, business continuity, finance and accounting. The consulting agreement is for a term that ends on May 1, 2005, and may be terminated, among other things, upon thirty days prior written notice, for a material breach or material misrepresentation, or if any proceeding is brought against the consultant by the SEC or any state securities commission. As compensation for his services under the agreement, RJL agreed to issue an aggregate of 1,820,000 shares of common stock, 1,430 shares of Series A Convertible Preferred Stock, and 480 shares of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock were issued to Mr. Tobin during August 2003, but the shares of common stock and Series A Convertible Preferred Stock are not issued and outstanding as of the date of this report.

         Effective October 23, 2003, RJL entered into a three year employment agreement with Mr. Dishaw. Other material terms of the employment are described under "Employment Agreements," above.

         Effective as of January 1, 2003, RJL entered into a three year employment agreement with Mr. Trudnak. Under the employment agreement, as amended, Mr. Trudnak is entitled to receive 400,000 shares of our common stock as additional compensation for his services under the agreement. Other material terms of the employment agreement, as amended, are described under "Employment Agreements," above.

         Upon the closing of the Reverse Acquisition and effective June 26, 2003, we issued to Mr. Dishaw 2,945,500 shares of our common stock and 2,212 shares of our Series A Convertible Preferred Stock and we issued to Mr. Trudnak 2,566,000 shares of our common stock and 1,885 shares of our Series A Convertible Preferred Stock, in exchange for all of their stock in RJL. Also effective as of June 26, 2003, Mr. Trudnak purchased 400,000 shares of our common stock for cash consideration of $200,000 in a private placement conducted by us.
         On July 30, 2003, the Company entered into a consulting agreement with Mr. Moorer, the former President and Chief Financial Officer of the Company to provide consulting services in connection with, among other things, business continuity, finance and accounting, strategic planning, market development, and related services. The agreement terminates on July 1, 2004, unless sooner terminated by the parties by mutual agreement, upon thirty (30) days notice and in certain other events. As compensation for such services, the Company has agreed to issue to Mr. Moorer 150,000 shares of common stock. The shares have not been issued as of the date of this report.

                            DESCRIPTION OF SECURITIES
                            -------------------------

         Under our Certificate of Incorporation, we are authorized to issue up to 15,000,000 shares of common stock and 1,000,000 shares of preferred stock.

COMMON STOCK
------------

         We are currently authorized to issue 15,000,000 shares of common stock, $.001 par value per share. As of August 14, 2003, there were approximately 10,661,500 shares of our common stock issued and outstanding and there were approximately 288 holders of record of the common stock. Each share of common stock entitles the holder to one vote on each matter submitted to our stockholders for a vote thereon. The holders of common stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Other than as set forth herein, we anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operations of our businesses. The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

PREFERRED STOCK
---------------

         We are authorized to issue 1,000,000 shares of preferred stock, $.20 par value per share. We have designated an aggregate of 6,000 shares of our preferred stock as Series A Convertible Preferred Stock, of which 4,097 shares are issued and outstanding, and 1,170 of our preferred stock as Series B Convertible Preferred Stock, of which 825 are issued and outstanding.

         Our certificate of incorporation vests our board of directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Delaware and our Certificate of Incorporation in respect to, (a) the number of shares to constitute such series and the distinctive designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue; (c) whether the shares may be redeemed and, if so, the redemption price and terms and conditions of redemptions; (d) the liquidation preferences payable on the shares in the event of involuntary or voluntary liquidations; (e) sinking fund or other provisions, if any, for redemption or purchase of the shares; (f) the terms and conditions by which the shares may be converted, if the shares of any series are issued with the privilege of conversion; (g) voting rights, if any; and (h) any other relative rights and preferences of shares of a series, including without limitation, any restriction on an increase in the number of shares in any series, previously authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

         In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of us, which we have not approved, we could authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us.

         Such issuance would be subject to any limitations imposed by applicable law, our Certificate of Incorporation, the terms and conditions of any outstanding class or series of preferred shares and the applicable rules of any securities exchanges upon which our securities are at any time listed or of other markets on which our securities are at any time listed. The issuance of preferred stock may have an adverse effect on the rights (including voting rights) of holders of common stock.

Series A Convertible Preferred Stock
------------------------------------

         Holders of our Series A Convertible Preferred Stock are not entitled to receive dividends, except to the extent declared by the board of directors but are entitled to participate in dividends paid on outstanding common stock if, when and as deemed advisable by the Board. Dividends if and when declared and paid shall be cumulative. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series A Convertible Preferred Stock are entitled to be paid an amount equal to $20 per share, out of the assets of the Company available for distribution to shareholders and before payment to any holders of junior preferred stock or to holders of our common stock If the assets are insufficient to permit the payment of the full amount of the preferential payment, then the assets of the Company will be distributed ratably between the holders of shares of Series A Convertible Preferred Stock. We are not obligated to redeem any shares of Series A Convertible Preferred Stock

         Each share of Series A Convertible Preferred Stock shall be automatically converted into 1,000 shares of our common stock (subject to certain antidilution adjustments) upon our attaining from continuing operations an aggregate Earnings Before Income Taxes, Depreciation and Amortization of $2,500,000 at any time during the period commencing on June 26, 2003 and ending June 26, 2005, as evidenced by our financial statements filed with the Commission. The shares of Series A Convertible Preferred Stock are not otherwise convertible. The number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock will be adjusted upon the occurrence of certain events, including a capital reorganization, reclassification, subdivision, combination, exchange, or the merger or consolidation of the Company with another company.

         Holder of our shares of Series A Convertible Preferred Stock are entitled to vote together with the holders of our common stock on all matters presented to our stockholders for a vote. The number of votes each shares of Series A Convertible Preferred Stock is entitled is equal to the number of shares of Common Stock into which each such share is convertible, or 1,000 shares (subject to certain antidilution adjustments). Accordingly, holders of Series A Convertible Preferred Stock are entitled to 4,097,000 votes at a meeting of our stockholders. Such voting rights terminate on the earlier of June 26, 2005, or the automatic conversion of the Series A Convertible Preferred Stock into shares of our common stock. Following the termination of such voting right, the holders of Series A Convertible Preferred Stock shall have no voting rights except as otherwise required under Delaware law.

         Holders of our Series A Convertible Preferred Stock are not entitled to any preemptive rights.

Series B Convertible Preferred Stock
------------------------------------

         Holders of our Series B Convertible Preferred Stock are not entitled to receive dividends. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series B Convertible Preferred Stock are entitled to be paid an amount equal to $.20 per share, out of the assets of the Company available for distribution to shareholders and before payment to any holders of junior preferred stock or to holders of our common stock If the assets are insufficient to permit the payment of the full amount of the preferential payment, then the assets of the Company will be distributed ratably between the holders of shares of Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock.

         We are not obligated to redeem any shares of Series B Convertible Preferred Stock

         Each share of Series B Convertible Preferred Stock shall be automatically converted into 1,000 shares of our common stock (subject to certain antidilution adjustments) upon our obtaining stockholder approval, at a meeting of our stockholders called for such purpose, for an increase in our authorized shares of common stock. The shares of Series B Convertible Preferred Stock are not otherwise convertible. The number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock will be adjusted upon the occurrence of certain events, including a capital reorganization, reclassification, subdivision, combination, exchange, or the merger or consolidation of the Company with another company.

         Holders of our shares of Series B Convertible Preferred Stock are not entitled to any voting rights, except as required under Delaware law.

         Holders of our Series B Convertible Preferred Stock are not entitled to any preemptive rights.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation,
--------------------------------------------------------------------------------
Bylaws and Delaware Law
-----------------------

         Our certificate of incorporation, provisions of our bylaws and Delaware law could discourage takeover attempts and prevent stockholders from changing our management.

         We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         We also have a staggered board of directors and vacancies resulting from an increase in the size of our board may be filled by a majority of our directors then in office.

         The affirmative vote of two-thirds of our issued and outstanding shares of common stock is required to call a special meeting of our stockholders.

            No action required or permitted to be taken at a meeting of our stockholders may be taken by written consent without a meeting.

Cash Dividend Policy
--------------------

         The future payment by us of cash dividends on our common stock or preferred stock rests within the discretion of our board of directors and will depend upon our earnings, our capital requirements and financial condition, as well as other relevant factors. We do not anticipate making any cash distributions upon our common stock in the foreseeable future.

Transfer Agent
--------------

         Signature Stock Transfer, Inc., Dallas, Texas, is our stock transfer agent.

Item 2. Acquisition of Assets
-----------------------------

         Effective June 26, 2003, the Company completed the acquisition of 100% of the issued and outstanding shares of equity securities of RJL pursuant to the consummation of the Agreement and Plan described in Item 1 above.

         The Company incorporates by reference herein the information set forth in Item 1 above.

Item 5. Resignation of Registrant's Directors
---------------------------------------------

         Effective June 26, 2003, Messrs. J. Andrew Moorer, President, Chief Executive Officer and a director, Kevin L. Houtz, Secretary and a director, and David W. Stevens, a director, resigned as officers and directors of the Company and were replaced by officers and directors designated by RJL. We incorporate herein the information set forth in Item 1 under the headings "Resignation of Company Officers and Directors" and "Biographical Information for New Directors and Executive Officers."

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

     (a) Financial Statements of business to be acquired.
         ------------------------------------------------

     See Table of Contents to Audited Financial Statements of RJL Marketing Services Inc. (a Development Stage Company) December 31, 2002

     (b) Pro forma financial information.
         --------------------------------

     Guardian Technologies International, Inc. (a Development Stage Company) Pro Forma Consolidated Balance Sheet June 23, 2003 (Unaudited)

     Guardian Technologies International, Inc. (a Development Stage Company) Pro-Forma Combined Balance Sheet with RJL marketing Services Inc. June 30, 2003 (Unaudited)

     Guardian Technologies International, Inc. (a Development Stage Company) Pro-Forma Combined Statement of Operations with RJL Marketing Services Inc. for the Six Months Ended June 30, 2003 (Unaudited)

     Guardian Technologies International, Inc. Notes to the Unaudited Pro-Forma Financial Statements


     (c) Exhibits.
         ---------

2.1 Amended and Restated Agreement and Plan of Reorganization, dated effective as of June 12, 2003, by and among Guardian Technologies International, Inc., RJL Marketing Services Inc. and the Shareholders of RJL Marketing Services Inc., incorporated by reference to Exhibit
         2.1 to Current Report on Form 8-K, dated June 26, 2003 (File No. 0-28238).
3.1 Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
3.2 Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock, incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
10.1 Employment Agreement, dated October 1,2002, between RJL Marketing Services Inc. and Mr. Robert A. Dishaw, incorporated by reference to
         Exhibit 10.1 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
10.2 Employment Agreement, dated January 1, 2003, between RJL Marketing Services Inc. and Mr. Michael W. Trudnak, incorporated by reference to
         Exhibit 10.2 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
10.3 Amendment Agreement, dated July 28, 2003, between RJL Marketing Services Inc. and Mr. Michael W. Trudnak, incorporated by reference to
         Exhibit 10.3 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).

10.4 Settlement Agreement, date June 26, 2003, between the Registrant and J. Andrew Moorer, incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
10.5 Exclusive Distribution Agreement, dated June 26, 2003, between RJL Marketing Services Inc. and Diagnos, Inc., incorporated by reference to
         Exhibit 10.5 to the Registrant's Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 0-28238).
10.6 Employment Agreement, dated May 19, 2003, between RJL Marketing Services Inc. and Mr. Darrell E. Hill, filed herewith.
10.7 Employment Agreement, dated May 19, 2003, between RJL Marketing Services Inc. and Mr. Stephen Lancaster, filed herewith.
10.8 Consulting Agreement, dated May 19, 2003, between RJL Marketing Services Inc., and Max Tobin, filed herewith.
10.9     Consulting Agreement, dated July 30, 2003, between the Registrant and
         J. Andrew Moorer, filed herewith.
23.1     Consent of Aronson & Company, independent auditors, filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date:    August 25, 2003             By: /s/ Michael W. Trudnak
                                         ---------------------------------------
                                     Michael W. Trudnak, Chief Executive Officer

                    RJL MARKETING SERVICES INC.

                    (A Development Stage Company)



                    AUDITED FINANCIAL STATEMENTS



                    DECEMBER 31, 2002




                               Aronson & Company
                             www.aronsoncompany.com

                                                     RJL MARKETING SERVICES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)


                                Table of Contents
================================================================================


                                                                            PAGE


INDEPENDENT AUDITOR'S REPORT                                                 1


AUDITED FINANCIAL STATEMENTS

   Balance Sheet                                                             2

   Statement of Operations                                                   3

   Statement of Deficiency in Stockholder's Equity                           4

   Statement of Cash Flows                                                   5

   Notes to Financial Statements                                           6 - 8

INDEPENDENT AUDITOR'S REPORT



Board of Directors
RJL MARKETING SERVICES INC.
Sterling, Virginia


We have audited the accompanying Balance Sheet of RJL MARKETING SERVICES INC. (a Development Stage Company) as of December 31, 2002, and the related Statements of Operations, Deficiency in Stockholder's Equity and Cash Flows for the period from October 3, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RJL MARKETING SERVICES INC. as of December 31, 2002, and the results of their operations and their cash flows for the period from October 3, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Aronson & Company


Rockville, Maryland
May 6, 2003

1. ORGANIZATION          ORGANIZATION: RJL Marketing Services Inc. (the Company)
   AND                   was incorporated under the laws of the State of
   SIGNIFICANT           Delaware on October 3, 2002. The Company is in the
   ACCOUNTING            development stage and was organized in order to provide
   POLICIES              expertise and service in knowledge extraction
                         technology to the Federal government and commercial customers.

                         METHOD OF ACCOUNTING: The Company uses the accrual basis of accounting for financial reporting purposes, whereby revenue is recognized when earned and expenses are recognized when incurred.

                         CASH AND CASH EQUIVALENTS: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents.

                         ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         INCOME TAXES: The asset and liability method of accounting for income taxes is used. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

                         FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of cash and accrued expense obligations approximate their fair value due to the short-term nature or their underlying terms.

2. INCOME TAXES          The benefit from income taxes for 2002, all of which is
                         deferred, was calculated as follows:

                         Federal income taxes at statutory rates $ (34,417) State income taxes, net of Federal income
                            tax effect                                   (4,676)
                         Permanent differences                               64
                         Increase in valuation allowance on
                            deferred tax asset                           39,029
                         -------------------------------------------------------

                         BENEFIT FROM INCOME TAXES                    $      --
                         =======================================================

                         As of December 31, 2002 a net operating loss of $11,928 is available to offset future taxable income and expires on December 31, 2022.

                         The deferred income tax asset of $39,029 at December 31, 2002 represents an estimate of the income taxes that may be refundable in future periods from the cumulative temporary differences recognized for financial reporting purposes from that recognized for income tax reporting purposes. At December 31, 2002, the components of these temporary differences and the deferred tax asset were as follows:

                         Expenses recognized for financial statement
                           reporting purposes, but not for income tax
                           reporting purposes                         $  89,184
                         Net operating loss carryforward                 11,928
                         -------------------------------------------------------

                         NET TEMPORARY DIFFERENCES                    $ 101,112
                         =======================================================

                         Deferred income tax asset                    $  39,029
                         Valuation allowance                            (39,029)
                         -------------------------------------------------------

                         TOTAL                                        $      --
                         =======================================================

                         The Company has provided an allowance for the full amount of this deferred tax asset because management has determined it is more likely than not that it will not be realized.


3. RELATED PARTY         At December 31, 2002, the Company was liable to the
   TRANSACTION           sole shareholder and officer of the Company in the
                         amount of $1,967 for various expenses paid on the Company's behalf. The loan has no stated repayment terms.

4. SUBSEQUENT EVENT      On May 5, 2003, the Company and its shareholders
                         executed a definitive agreement to be acquired by Guardian Technologies International, Inc. Under the terms of the proposed transaction, which are currently being negotiated, the shareholders of the Company will exchange their outstanding common stock for Guardian common and preferred stock. The transaction is contingent on certain events and closing is expected to take place on May 15, 2003.

                                                     RJL MARKETING SERVICES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                   BALANCE SHEET
================================================================================


DECEMBER 31, 2002
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
 Cash                                                                 $      89
--------------------------------------------------------------------------------

TOTAL ASSETS                                                          $      89
================================================================================

LIABILITIES AND DEFICIENCY IN STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
 Accrued expenses                                                     $  10,500
 Loan payable - related party                                             1,967
 Accrued salaries                                                        88,750
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                                       101,217
--------------------------------------------------------------------------------

DEFICIENCY IN STOCKHOLDER'S EQUITY
 Common stock - no par value, 1,500 shares authorized,
  issued and outstanding                                                    100
 Deficit accumulated during the development stage                      (101,228)
--------------------------------------------------------------------------------

TOTAL DEFICIENCY IN STOCKHOLDER'S EQUITY                               (101,128)
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND DEFICIENCY IN STOCKHOLDER'S EQUITY              $      89
================================================================================

                                                            (A DEVELOPMENT STAGE
                                                                        COMPANY)

                                                         STATEMENT OF OPERATIONS
================================================================================


FOR THE PERIOD OCTOBER 3, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

REVENUE                                                               $      --
--------------------------------------------------------------------------------

EXPENSES
 General and administrative expenses                                    101,228
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                   (101,228)
--------------------------------------------------------------------------------

NET LOSS BEFORE BENEFIT FROM INCOME TAXES                              (101,228)

BENEFIT FROM INCOME TAXES                                                    --
--------------------------------------------------------------------------------

NET LOSS                                                              $(101,228)
================================================================================


                                                           RJL MARKETING SERVICES INC.
                                                         (A DEVELOPMENT STAGE COMPANY)

                                       STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
=======================================================================================

FOR THE PERIOD OCTOBER 3, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                               Deficit
                                                               Accumulated
                                                               During the
                                                    Common     Development
                                                    Stock         Stage       Total
--------------------------------------------------------------------------------------
BALANCE, OCTOBER 3, 2002                          $      --    $      --    $      --

COMMON STOCK ISSUED FOR CASH ON OCTOBER 5, 2002         100           --          100

NET LOSS                                                 --     (101,228)    (101,228)
--------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                        $     100    $(101,228)   $(101,128)
======================================================================================

                                                     RJL MARKETING SERVICES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                         STATEMENT OF CASH FLOWS
================================================================================


FOR THE PERIOD OCTOBER 3, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                             $(101,228)
   INCREASE IN LIABILITIES
   Accrued expenses                                                      10,500
   Accrued salaries                                                      88,750
--------------------------------------------------------------------------------

NET CASH USED BY OPERATING ACTIVITIES                                    (1,978)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from sale of common stock                                         100
 Proceeds from loan from related party                                    1,967
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                 2,067
--------------------------------------------------------------------------------

NET INCREASE IN CASH                                                         89
--------------------------------------------------------------------------------

CASH, END OF PERIOD                                                   $      89
================================================================================

                    UNAUDITED PRO-FORMA FINANCIAL STATEMENTS


The following unaudited pro-forma financial statements give effect to 1) the distribution of the net liabilities of Guardian Technologies International, Inc. (Guardian) to Black Mountain Holding, Inc. on June 23, 2003 and 2) the merger between Guardian and RJL Marketing Services, Inc. (RJL).

Although Guardian is the legal acquirer in the acquisition, and remains the registrant with the Securities and Exchange Commission, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby RJL is considered the "acquirer" of Guardian for financial reporting purposes since RJL's shareholders controlled more than 50% of the post acquisition combined entity, the management of the Company was that of RJL after the acquisition, Guardian had no assets or liabilities as of the transaction date, and the continuing operations of the entity are those of RJL. Since Guardian was a non-operating entity on the transaction date, the Company recorded the premium over net assets purchased as a reduction of Additional Paid in Capital. In addition, the Company is required to present in all financial statements and other public information filings, from the date of completion of the acquisition, prior historical financial statements and information of RJL. It also requires a retroactive restatement of RJL's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the acquisition.

These pro-forma statements are presented for illustrative purposes only. The pro-forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro-forma Financial Statements do not purport to represent what the results of operations or financial position of Guardian would actually have been if the merger had in fact occurred on January 1, 2002, nor do they purport to project the results of operations or financial position of Guardian for any future period or as of any date, respectively.

These Unaudited Pro-forma Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Guardian and RJL.

The financial statements of Guardian are derived from audited consolidated financial statements included in Form 10-KSB as filed by Guardian on April 16, 2003, and in Form 10-QSB as filed by Guardian on May 20, 2003, with the Securities and Exchange Commission. The financial statements of RJL are derived from their audited financial statements contained in this amended Current Report on Form 8-K and in Form 10-QSB as filed by Guardian on August 15, 2003, with the Securities and Exchange Commission.

You should read the financial information in this section along with Guardian's and RJL's financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.


                                GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                  PRO-FORMA CONSOLIDATED BALANCE SHEET
                                              JUNE 23, 2003
                                               (UNAUDITED)

ASSETS                                                      Guardian      Pro-forma
                                                          Technologies   Adjustments        Pro-forma
                                                          ------------   ------------      ------------
Current Assets:
    Cash and cash equivalents                             $    16,968    $   (16,968) (1)  $        --
    Prepaid expenses and other                                 32,111        (32,111) (1)           --
                                                          ------------   ------------      ------------
    Total current assets                                       49,079        (49,079)               --

    Land and property, net                                    283,549       (283,549) (1)           --
    Investment and other                                      306,950       (306,950) (1)           --
                                                          ------------   ------------      ------------
Total Assets                                              $   639,578    $  (639,598)      $        --
                                                          ============   ============      ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
    Notes payable                                         $   260,500    $  (260,500) (1)  $        --
    Accounts payable and accrued expenses                     102,558       (105,558) (1)           --
                                                          ------------   ------------      ------------
       Total current liabilities                              363,058       (363,058)               --

Long-term debt                                                306,250       (306,250) (1)           --
                                                          ------------   ------------      ------------
       Total liabilities                                      669,308       (669,308)               --
                                                          ------------   ------------      ------------
Shareholders' Deficit:
    Preferred stock, $.20 par value, 1,000,000 shares
    authorized; none issued and outstanding                        --             --                --
    Common stock, $.001 par value; 15,000,000 shares
    authorized, 2,150,000 shares issued and outstanding         2,150             --             2,150
    Additional paid-in capital                              7,874,756             --         7,874,756
    Accumulated deficit                                    (7,906,636)        29,730 (1)    (7,876,906)
                                                          ------------   ------------      ------------
       Total shareholders' deficit                            (29,730)        29,730                --
                                                          ------------   ------------      ------------
Total Liabilities and Shareholders' Deficit               $   639,578    $  (639,578)      $        --
                                                          ============   ============      =============


                          See accompanying notes to these financial statements.

                                                   37


                                GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                                    PRO-FORMA COMBINED BALANCE SHEET
                                    WITH RJL MARKETING SERVICES, INC.
                                              JUNE 30, 2003
                                               (UNAUDITED)

ASSETS                                    Guardian            RJL         Pro-forma
                                        Technologies       Marketing     Adjustments        Pro-forma
                                        ------------      ------------   ------------      ------------
Current Assets:
    Cash and cash equivalents           $        --       $   216,343    $        --       $   216,343
    Loans receivable                        500,000 (2)      (500,000)            --
    Prepaid expenses and other                   --           164,793             -- (3)       164,793
                                        ------------      ------------   ------------      ------------
    Total current assets                    500,000           381,136       (500,000)          381,136

    Furniture and Equipment                      --             5,090             --             5,090
    Deposits and other                           --             9,550             --             9,550
                                        ------------      ------------   ------------      ------------
Total Assets                            $   500,000       $   395,776    $  (500,000)      $   395,776


LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
    Loans payable                       $        --       $   508,876    $  (500,000)(3)   $     8,876
    Accounts payable and accrued
    expenses                                     --           460,594             --           460,594
                                        ------------      ------------   ------------      ------------
       Total current liabilities                 --           969,470       (500,000)          469,470

Shareholders' Deficit:
    Preferred stock, $.20 par value,
      1,000,000 shares authorized;
      4,097 shares issued and
      outstanding                                --             --            819            819
    Common stock, $.001 par value;
      15,000,000 shares authorized,
      8,661,500 shares issued and
      outstanding                             3,150 (2)           100          5,512 (5)         8,662
                                                 --                --           (100)(5)            --
    Additional paid-in capital            8,373,756 (2)            --     (7,876,906)(6)       490,619
                                                 --                --         (5,412)(5)            --
                                                 --                --           (819)(4)            --
    Accumulated deficit                  (7,876,906)               --      7,876,906 (6)            --
    Deficit accumulated during the
    development stage                            --          (573,794)            --          (573,794)
                                        ------------      ------------   ------------      ------------
       Total shareholders' deficit          500,000          (573,694)            --           (73,694)
                                        ------------      ------------   ------------      ------------
Total Liabilities and Shareholders'
    Deficit                             $   500,000       $   395,776    $        --       $   395,776
                                        ============      ============   ============      ============


                          See accompanying notes to these financial statements.

                                                   38

                              GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                              PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                                  WITH RJL MARKETING SERVICES, INC.
                                FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                             (UNAUDITED)

                                            Guardian          RJL         Pro-forma
                                           Technologies    Marketing     Adjustments      Pro-forma
                                           ------------   ------------   ------------   ------------
Net Revenues                               $        --    $        --    $        --    $        --

Cost of Sales                                       --             --             --             --
                                           ------------   ------------   ------------   ------------
Gross Profit                                        --             --             --             --

Operating Expenses
    General and Administrative                 218,775        469,566       (218,775)       469,566
                                           ------------   ------------   ------------   ------------
       Total Operating Expenses                218,775        469,566       (218,775)       469,566
                                           ------------   ------------   ------------   ------------
Operating Loss                                (218,775)      (469,566)      (218,775)      (469,566)

Other Expense                                    3,659          3,000         (3,659)         3,000
                                           ------------   ------------   ------------   ------------
Net Loss                                   $  (222,434)   $  (472,566)   $  (222,434)   $  (472,566)
                                           ============   ============   ============   ============
Net Loss per Common Share, Basic and
    Dilutive                                                                            $      (.06)
                                                                                        ============
Average Common Shares Outstanding, Basic
    and Dilutive                                                                          7,298,590
                                                                                        ============

                        See accompanying notes to these financial statements.

                                                 39


                                GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                               PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                                    WITH RJL MARKETING SERVICES, INC.
                             FOR THE YEAR ENDED DECEMBER 31, 2002 (GUARDIAN)
                               AND THE PERIOD OCTOBER 23, 2002 (INCEPTION)
                                  TO DECEMBER 31, 2002 (RJL MARKETING)
                                               (UNAUDITED)

                                                 Guardian            RJL            Pro-forma
                                               Technologies       Marketing        Adjustments            Pro-forma
                                           ------------   ------------   ------------      ------------
Net Revenues                               $ 4,305,979    $        --    $(4,305,979)(7)   $        --

Cost of Sales                                3,301,673             --     (3,301,673)(7)            --
                                           ------------   ------------   ------------      ------------
Gross Profit                                 1,004,306             --     (1,004,306)               --

Operating Expenses
    General and Administrative               1,342,528        101,228     (1,342,528)(7)       101,228
    Impairment Loss                          1,143,534             --     (1,143,534)(7)            --
                                           ------------   ------------   ------------      ------------
       Total Operating Expenses              2,486,062        101,228     (2,486,062)          101,228

Operating  Loss                             (1,481,756)      (101,228)    (1,481,756)         (101,228)

Other Expense                                 (241,467)            --       (241,467)(7)            --
                                           ------------   ------------   ------------      ------------
Net Loss                                   $(1,723,223)   $  (101,228)   $(1,723,223)      $  (101,228)
                                           ============   ============   ============      ============
Net Loss per Common Share, Basic and
    Dilutive                                                                               $      (.05)
                                                                                           ============
Average Common Shares Outstanding, Basic
    and Dilutive                                                                             2,203,609
                                                                                           ============
                          See accompanying notes to these financialstatements.

                                                   40

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

              NOTES TO THE UNAUDITED PRO-FORMA FINANCIAL STATEMENTS


On June 26, 2003 ("Effective Date"), pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization, dated effective June 12, 2003 ("Agreement and Plan"), by and among Guardian Technologies International, Inc., a Delaware corporation ("Guardian"), RJL Marketing Services Inc., a privately held Delaware corporation ("RJL"), and all of the shareholders of RJL, the Company acquired all of the outstanding capital stock of RJL (the "Reverse Acquisition") in exchange for the issuance of 5,511,500 shares of common stock and 4,097 shares of series A preferred stock of Guardian.

Concurrently with the closing of the Reverse Acquisition, Guardian closed on an equity financing pursuant to which it placed an aggregate of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000.

Immediately prior to the closing, and effective as of June 23, 2003, the Company assigned all of its pre-closing assets and liabilities to a newly formed subsidiary, Black Mountain Holding, Inc. All of the shares of Black Mountain Holdings, Inc., owned by the Company will be spun off to the Company's stockholders, pro rata, in the nature of a stock dividend distribution. Shareholders of the Company entitled to participate in the spin-off distribution will receive one share of Black Mountain for each share of the Company that they hold as of the record date. The Company established June 23, 2003, as the record date for the spin off. Following that date, the shares of the Company have traded "ex dividend." The Company has been advised by prior management of the Company that Black Mountain intends to file a registration statement with the Commission to register under the Securities Act the distribution of the spin off shares to Company shareholders pro rata and the spin off will not occur until such registration statement is declared effective by the Commission. Pending effectiveness of the registration statement, the shares of Black Mountain will be held in a spin off trust for the benefit of the Company's shareholders. The trustee of the trust is the former President and Chief Financial Officer of the Company.

The adjustment to the unaudited pro-forma consolidated balance sheet as of June 23, 2003 is as follows:

     (1) Distribution of net liabilities to Black Mountain Holdings, Inc.

The adjustments to the unaudited pro-forma combined financial statement for the six months ended June 30, 2003 and the year ended December 31, 2002 are as follows:

     (2) Includes sale of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000 which occurred concurrently with the closing of the work acquisition.

     (3) Elimination of intercompany loans.

     (4) Issuance of 4097 shares of preferred stock of Guardian in the work acquisition at $.20 par value.

     (5) Issuance of 5,511,500 shares of common stock of Guardian in the work acquisition at $.001 par value and elimination of outstanding RJL Marketing common stock.

     (6) Elimination of Guardian accumulated deficit to additional paid in capital.

     (7) Elimination of Guardian income statement activity.